National General Holdings Corp. Reports Second Quarter 2018 Results

NEW YORK, August 6, 2018 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) today reported second quarter 2018 net income of $36.7 million or $0.34 per diluted share, compared to net income of $5.5 million or $0.05 per diluted share in the second quarter of 2017. Second quarter 2018 operating earnings(1) was $59.5 million or $0.54 per diluted share, compared to $23.7 million or $0.22 per diluted share in the second quarter of 2017. Second quarter 2018 net income was impacted by an $18.7 million net realized loss on investments related to a repositioning of the portfolio.

Second Quarter 2018 Highlights Versus Second Quarter 2017*

•	Gross written premium grew $186.9 million or 18.0% to $1,222.5 million, driven by continued organic growth in our P&C segment of 17.8% and in our A&H segment of 19.7%.

•
In the second quarter, our homeowners’ product experienced organic growth of 25.5% driven by strong results from strategic partnerships and the continued expansion in the high net worth market. Our personal auto product experienced organic growth of 22.8% driven by continued rate increases and PIF growth.

•
The overall combined ratio(9,13) was 92.1% compared to 96.3% in the prior year’s quarter, excluding non-cash amortization of intangible assets. The P&C segment reported a decrease in combined ratio to 92.9% from 96.8% in the prior year’s quarter. The combined ratio includes $20.5 million of losses, or 2.8 P&C loss ratio points, primarily related to spring weather events in the Midwestern and Northeastern parts of the U.S. and hail in Texas in the second quarter 2018, compared to $16.1 million of losses, or 2.0 P&C loss ratio points, from events in the second quarter 2017. The A&H segment reported a combined ratio of 88.6% compared to 93.7% in the prior year’s quarter.

•	Service and fee income grew 7.7% to $148.1 million, driven by organic growth in both our Accident & Health and Property & Casualty segments.

•
Shareholders’ equity was $1.98 billion and fully diluted book value per share was $14.28 at June 30, 2018, growth of 2.8% and 3.0%, respectively, from December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 12.1% as of June 30, 2018.

•
Second quarter 2018 operating earnings exclude the following material items, net of tax: $14.8 million or $0.14 net loss on investments and $6.5 million or $0.06 per share of non-cash amortization of intangible assets.

Barry Karfunkel, National General’s CEO, stated: “We are pleased to report another quarter with both strong top line growth and underwriting results, despite continued active catastrophe loss activity for the industry. Our second quarter results reflect the strength and stability of returns the platform we have built is able to generate. We expect the opportunity for profitable growth across the diversified niche lines of business we have developed to continue as market dynamics in both our P&C and A&H segments remain favorable.”

*NOTE: Unless specified otherwise, discussion of our second quarter 2018 and 2017 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Second Quarter 2018 as Compared to Second Quarter 2017 by Segment

•
Property & Casualty - Gross written premium grew by 17.8% to $1,065.6 million, net written premium decreased by 16.9% to $683.9 million and net earned premium decreased by 8.7% to $734.9 million. P&C gross written premium growth was primarily driven by organic growth of 25.5% from our homeowners’ product and 22.8% from our personal auto product. The decrease in the net premiums written and earned were driven by the home and auto quota shares entered after July 1, 2017. Service and fee income grew 11.3% to $105.2 million. Excluding non-cash amortization of intangible assets, the combined ratio(9,13) was 92.9% with a loss ratio of 73.5% and an expense ratio(9,12) of 19.4%, versus a prior year combined ratio of 96.8% with a loss ratio of 73.6% and an expense ratio of 23.2%. The decrease in the expense ratio was driven by the impact of the home and auto quota shares. The loss ratio was impacted by pre-tax catastrophe losses of approximately $20.5 million primarily related to spring weather events in the Midwestern and Northeastern parts of the U.S. and hail in Texas in the second quarter 2018.

•
Accident & Health - Gross written premium grew by 19.7% to $156.8 million, net written premium grew by 17.8% to $139.3 million, and net earned premium grew by 15.8% to $156.2 million. The A&H gross written premium increase was driven by the continued growth across the entire book. Service and fee income was $42.9 million compared to $43.0 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(9,13) was 88.6% with a loss ratio of 56.6% and an expense ratio(9,12) of 32.0%, versus a prior year combined ratio of 93.7% with a loss ratio of 63.4% and an expense ratio of 30.3%.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $118.0 million, net written premium was $66.8 million, and net earned premium was $51.8 million. Reciprocal Exchanges combined ratio(9,13) excluding non-cash amortization of intangible assets was 118.2% with a loss ratio of 80.5% and an expense ratio(9,12) of 37.7%.

Second quarter 2018 investment income decreased to $26.2 million, compared to $27.8 million in the second quarter of 2017, reflecting our decision to increase credit quality of the portfolio in the second half of 2017. Total investments and cash and cash equivalents (including restricted cash) were $3.8 billion as of June 30, 2018. Accumulated other comprehensive income (loss) increased to a $55.7 million loss at June 30, 2018 from a $8.1 million loss at December 31, 2017, primarily due to the impact of higher interest rates which negatively impacted bond valuations.

Interest expense, which includes interest credited on funds held balances, was $15.0 million and debt was $705.1 million at June 30, 2018, and $713.7 million at December 31, 2017.

The second quarter of 2018 provision for income taxes was $9.4 million and the effective tax rate for the quarter was 17.5%. The effective tax rate for the first half of 2018 was 19.9%.

Shareholders’ equity was $1,982.2 million at June 30, 2018, growth of 2.8% from $1,928.6 million at December 31, 2017. Fully diluted book value per share was $14.28 at June 30, 2018, growth of 3.0% from $13.86 at December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 12.1% as of June 30, 2018.

Year-to-Date P&C Segment Notable Large Losses
2018 Quarter		P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
Q1	Northeastern Winter Weather	$14.2	2.0%	$0.10

* Loss ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional Item

•
National General Enters into Business Collaboration Agreement with Aioi Nissay Dowa Insurance Co., Ltd. - On July 11, 2018, we entered into a collaboration agreement among Aioi Nissay Dowa Insurance Co., Ltd. (AD), part of MS&AD Insurance Group and Aioi Nissay Dowa Insurance Services USA Corp. (AIS), a subsidiary of AD. In conjunction with the collaboration agreement, we issued AD $30 million aggregate liquidation preference of our Series D Fixed/Floating Rate Non-Cumulative Convertible Preferred Stock. Holders of the Preferred Stock will be entitled to receive noncumulative cash dividends, if and when declared by the board of directors, at a rate of 7% per annum, subject to adjustment to a floating rate following July 15, 2023. The Series D Preferred Stock is convertible at the holder’s option, on or after July 15, 2023 to shares of the Company’s common stock at an initial conversion price of $38 per share. We may, at our option, redeem the Series D Preferred Stock on or after July 15, 2023, with the redemption price being at the liquidation preference, unless certain premium thresholds are met under the collaboration agreement.

Conference Call

On Tuesday, August 7, 2018 at 9:30 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        888-267-2845
International Dial-in:        973-413-6102
Conference Entry Code:        226472
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, August 7, 2018 to 11:59 PM ET on Tuesday, August 21, 2018 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 226472. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party or vendor agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,222,468	$117,981	$1,340,449		$1,035,552	$99,157	$1,133,909	(G)
Net written premium	823,127	66,848	889,975		940,757	51,243	992,000
Net earned premium	891,103	51,803	942,906		939,495	42,256	981,751

Ceding commission income	41,982	13,426	55,408		3,399	18,109	21,508
Service and fee income	148,108	445	130,501	(A)	137,562	1,494	125,176	(H)
Net investment income	26,183	2,205	25,995	(B)	27,765	2,147	27,531	(I)
Net gain (loss) on investments	(18,736)	(968)	(19,704)		(8,362)	6,187	(2,175)
Other income (expense)	—	—	—		(6,098)	—	(6,098)
Total revenues	$1,088,640	$66,911	$1,135,106	(C)	$1,093,761	$70,193	$1,147,693	(J)

Expenses:
Loss and loss adjustment expense	$628,650	$41,678	$670,328		$677,374	$33,820	$711,194
Acquisition costs and other underwriting expenses	171,300	10,560	181,860		173,255	15,540	188,795
General and administrative expenses	219,662	22,819	224,429	(D)	206,865	18,509	211,494	(K)
Interest expense	15,038	2,393	15,038	(E)	11,550	2,381	11,550	(L)
Total expenses	$1,034,650	$77,450	$1,091,655	(F)	$1,069,044	$70,250	$1,123,033	(M)

Income (loss) before provision (benefit) for income taxes	$53,990	$(10,539)	$43,451		$24,717	$(57)	$24,660
Provision (benefit) for income taxes	9,442	(2,901)	6,541		11,415	72	11,487
Net income (loss) before non-controlling interest and dividends on preferred shares	44,548	(7,638)	36,910		13,302	(129)	13,173
Less: net income (loss) attributable to non-controlling interest	—	(7,638)	(7,638)		(30)	(129)	(159)
Net income before dividends on preferred shares	44,548	—	44,548		13,332	—	13,332
Less: dividends on preferred shares	7,875	—	7,875		7,875	—	7,875
Net income available to common stockholders	$36,673	$—	$36,673		$5,457	$—	$5,457

NOTES: Consolidated column includes eliminations as follows: (A) $(18,052), (B) $(2,393), (C) $(20,445), (D) $(18,052), (E) $(2,393), (F) $(20,445), (G) $(800), (H) $(13,880), (I) $(2,381), (J) $(16,261), (K) $(13,880), (L) $(2,381) and (M) $(16,261).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$2,559,510	$215,670	$2,773,579	(A)	$2,207,520	$181,373	$2,387,292	(H)
Net written premium	1,879,192	117,426	1,996,618		2,024,109	92,944	2,117,053
Net earned premium	1,750,586	97,858	1,848,444		1,818,948	81,288	1,900,236

Ceding commission income	74,940	24,936	99,876		6,146	35,356	41,502
Service and fee income	302,868	2,891	272,623	(B)	273,425	3,574	251,118	(I)
Net investment income	51,202	4,349	51,006	(C)	56,188	5,031	56,575	(J)
Net gain (loss) on investments	(18,487)	(1,099)	(19,586)		(9,774)	6,187	(3,587)
Other income	—	—	—		3,703	—	3,703
Total revenues	$2,161,109	$128,935	$2,252,363	(D)	$2,148,636	$131,436	$2,249,547	(K)

Expenses:
Loss and loss adjustment expense	$1,218,285	$86,209	$1,304,494		$1,268,091	$61,920	$1,330,011
Acquisition costs and other underwriting expenses	328,908	21,662	350,570		333,795	29,720	363,515
General and administrative expenses	446,955	41,615	455,434	(E)	448,948	43,612	466,679	(L)
Interest expense	26,192	4,545	26,192	(F)	23,095	4,644	23,095	(M)
Total expenses	$2,020,340	$154,031	$2,136,690	(G)	$2,073,929	$139,896	$2,183,300	(N)

Income (loss) before provision (benefit) for income taxes	$140,769	$(25,096)	$115,673		$74,707	$(8,460)	$66,247
Provision (benefit) for income taxes	28,013	(5,270)	22,743		24,452	(2,176)	22,276
Net income (loss) before non-controlling interest and dividends on preferred shares	112,756	(19,826)	92,930		50,255	(6,284)	43,971
Less: net income (loss) attributable to non-controlling interest	—	(19,826)	(19,826)		—	(6,284)	(6,284)
Net income before dividends on preferred shares	112,756	—	112,756		50,255	—	50,255
Less: dividends on preferred shares	15,750	—	15,750		15,750	—	15,750
Net income available to common stockholders	$97,006	$—	$97,006		$34,505	$—	$34,505

NOTES: Consolidated column includes eliminations as follows: (A) $(1,601), (B) $(33,136), (C) $(4,545), (D) $(37,681), (E) $(33,136), (F) $(4,545), (G) $(37,681), (H) $(1,601), (I) $(25,881), (J) $(4,644), (K) $(30,525), (L) $(25,881), (M) $(4,644) and (N) $(30,525).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income available to common stockholders	$36,673	$5,457	$97,006	$34,505
Basic net income per common share	$0.34	$0.05	$0.91	$0.32
Diluted net income per common share	$0.34	$0.05	$0.89	$0.32

Operating earnings attributable to NGHC(1)	$59,484	$23,699	$127,107	$59,438
Basic operating earnings per common share(1)	$0.56	$0.22	$1.19	$0.56
Diluted operating earnings per common share(1)	$0.54	$0.22	$1.16	$0.54

Dividends declared per common share	$0.04	$0.04	$0.08	$0.08

Weighted average number of basic shares outstanding	106,969,134	106,560,000	106,864,469	106,514,396
Weighted average number of diluted shares outstanding	109,402,465	109,447,812	109,181,041	109,364,273
Shares outstanding, end of period	107,057,771	106,607,110
Fully diluted shares outstanding, end of period	109,374,343	109,507,711
Book value per share	$14.59	$14.24
Fully diluted book value per share	$14.28	$13.86

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income available to common stockholders	$36,673	$5,457	$97,006	$34,505
Add (subtract):
Net loss on investments	18,736	8,362	18,487	9,774
Other (income) expense	—	6,098	—	(3,703)
Equity in (earnings) losses of equity method investments	834	1,915	2,303	(739)
Non-cash amortization of intangible assets	8,217	11,690	15,137	33,027
Income tax expense (benefit)	(4,976)	(9,823)	(5,826)	(13,426)
Operating earnings attributable to NGHC (1)	$59,484	$23,699	$127,107	$59,438

Operating earnings per common share:
Basic operating earnings per common share	$0.56	$0.22	$1.19	$0.56
Diluted operating earnings per common share	$0.54	$0.22	$1.16	$0.54

Balance Sheet
$ in thousands

	June 30, 2018 (unaudited)				December 31, 2017 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$3,415,421	$322,114	$3,636,306	(A)	$3,411,730	$327,213	$3,649,788	(J)
Cash and cash equivalents, including restricted cash	399,484	1,844	401,328		351,433	6,051	357,484
Premiums and other receivables, net	1,634,837	59,426	1,692,662	(B)	1,268,330	56,792	1,324,321	(K)
Reinsurance activity (3)	1,856,515	200,967	2,057,482		1,616,103	195,184	1,811,287
Intangible assets, net	386,258	3,595	389,853		400,385	3,685	404,070
Goodwill	181,827	—	181,827		174,153	—	174,153
Other (4)	718,608	31,994	730,276	(C)	705,321	29,174	718,640	(L)
Total assets	$8,592,950	$619,940	$9,089,734	(D)	$7,927,455	$618,099	$8,439,743	(M)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,560,233	$167,256	$2,727,489		$2,520,204	$143,353	$2,663,557
Unearned premiums and other revenue	2,055,260	246,763	2,302,023		1,807,210	225,395	2,032,605
Reinsurance payable	546,300	36,455	581,154	(E)	329,772	69,076	398,047	(N)
Accounts payable and accrued expenses (5)	659,704	25,456	664,834	(F)	423,054	24,682	431,881	(O)
Debt	705,077	101,229	705,077	(G)	713,710	89,155	713,710	(P)
Other	84,160	43,722	127,882		204,936	41,582	246,518
Total liabilities	$6,610,734	$620,881	$7,108,459	(H)	$5,998,886	$593,243	$6,486,318	(Q)
Stockholders’ equity:
Common stock (6)	$1,071	$—	$1,071		$1,067	$—	$1,067
Preferred stock (7)	420,000	—	420,000		420,000	—	420,000
Additional paid-in capital	921,744	—	921,744		917,751	—	917,751
Accumulated other comprehensive income (loss)	(55,698)	—	(55,698)		(8,112)	—	(8,112)
Retained earnings	695,099	—	695,099		597,863	—	597,863
Total National General Holdings Corp. stockholders’ equity	1,982,216	—	1,982,216		1,928,569	—	1,928,569
Non-controlling interest	—	(941)	(941)		—	24,856	24,856
Total stockholders’ equity	$1,982,216	$(941)	$1,981,275		$1,928,569	$24,856	$1,953,425
Total liabilities and stockholders’ equity	$8,592,950	$619,940	$9,089,734	(I)	$7,927,455	$618,099	$8,439,743	(R)

NOTES: Consolidated column includes eliminations as follows: (A) $(101,229), (B) $(1,601), (C) $(20,326), (D) $(123,156), (E) $(1,601), (F) $(20,326), (G) $(101,229), (H) $(123,156), (I) $(123,156), (J) $(89,155), (K) $(801), (L) $(15,855), (M) $(105,811), (N) $(801), (O) $(15,855), (P) $(89,155), (Q) $(105,811) and (R) $(105,811).

Segment Information - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,065,632	$156,836	$1,222,468	$117,981	$904,578	$130,974	$1,035,552	$99,157
Net written premium	683,869	139,258	823,127	66,848	822,508	118,249	940,757	51,243
Net earned premium	734,934	156,169	891,103	51,803	804,643	134,852	939,495	42,256

Ceding commission income	41,720	262	41,982	13,426	3,128	271	3,399	18,109
Service and fee income	105,167	42,941	148,108	445	94,519	43,043	137,562	1,494
Total underwriting revenues	$881,821	$199,372	$1,081,193	$65,674	$902,290	$178,166	$1,080,456	$61,859

Loss and loss adjustment expense	540,216	88,434	628,650	41,678	591,844	85,530	677,374	33,820
Acquisition costs and other	123,183	48,117	171,300	10,560	126,496	46,759	173,255	15,540
General and administrative	172,530	47,132	219,662	22,819	168,023	38,842	206,865	18,509
Total underwriting expenses	$835,929	$183,683	$1,019,612	$75,057	$886,363	$171,131	$1,057,494	$67,869

Underwriting income (loss)	45,892	15,689	61,581	(9,383)	15,927	7,035	22,962	(6,010)
Non-cash amortization of intangible assets	6,179	2,038	8,217	(26)	10,278	1,412	11,690	(91)
Underwriting income (loss) before amortization and impairment	$52,071	$17,727	$69,798	$(9,409)	$26,205	$8,447	$34,652	$(6,101)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	73.5%	56.6%	70.5%	80.5%	73.6%	63.4%	72.1%	80.0%
Operating expense ratio (Non-GAAP) (9,10)	20.3%	33.3%	22.5%	37.7%	24.5%	31.4%	25.5%	34.2%
Combined ratio (Non-GAAP) (9,11)	93.8%	89.9%	93.0%	118.2%	98.1%	94.8%	97.6%	114.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	73.5%	56.6%	70.5%	80.5%	73.6%	63.4%	72.1%	80.0%
Operating expense ratio (Non-GAAP) (9,12)	19.4%	32.0%	21.6%	37.7%	23.2%	30.3%	24.2%	34.4%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	92.9%	88.6%	92.1%	118.2%	96.8%	93.7%	96.3%	114.4%

NOTE: Loss and loss adjustment expenses for the three months ended June 30, 2018 included $5,383 of favorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $8,040 of favorable development in the A&H segment, versus $6,570 of unfavorable development in the P&C segment, and $4,524 of favorable development in the A&H segment for the three months ended June 30, 2017.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$2,168,898	$390,612	$2,559,510	$215,670	$1,884,591	$322,929	$2,207,520	$181,373
Net written premium	1,516,581	362,611	1,879,192	117,426	1,724,746	299,363	2,024,109	92,944
Net earned premium	1,440,541	310,045	1,750,586	97,858	1,555,170	263,778	1,818,948	81,288

Ceding commission income	74,420	520	74,940	24,936	5,588	558	6,146	35,356
Service and fee income	214,740	88,128	302,868	2,891	198,109	75,316	273,425	3,574
Total underwriting revenues	$1,729,701	$398,693	$2,128,394	$125,685	$1,758,867	$339,652	$2,098,519	$120,218

Loss and loss adjustment expense	1,038,573	179,712	1,218,285	86,209	1,113,178	154,913	1,268,091	61,920
Acquisition costs and other	237,183	91,725	328,908	21,662	255,546	78,249	333,795	29,720
General and administrative	349,215	97,740	446,955	41,615	364,893	84,055	448,948	43,612
Total underwriting expenses	$1,624,971	$369,177	$1,994,148	$149,486	$1,733,617	$317,217	$2,050,834	$135,252

Underwriting income (loss)	104,730	29,516	134,246	(23,801)	25,250	22,435	47,685	(15,034)
Non-cash amortization of intangible assets	11,579	3,558	15,137	(53)	30,012	3,015	33,027	6,978
Underwriting income (loss) before amortization and impairment	$116,309	$33,074	$149,383	$(23,854)	$55,262	$25,450	$80,712	$(8,056)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	72.1%	58.0%	69.6%	88.1%	71.6%	58.7%	69.7%	76.2%
Operating expense ratio (Non-GAAP) (9,10)	20.6%	32.5%	22.7%	36.2%	26.8%	32.8%	27.7%	42.3%
Combined ratio (Non-GAAP) (9,11)	92.7%	90.5%	92.3%	124.3%	98.4%	91.5%	97.4%	118.5%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	72.1%	58.0%	69.6%	88.1%	71.6%	58.7%	69.7%	76.2%
Operating expense ratio (Non-GAAP) (9,12)	19.8%	31.4%	21.9%	36.3%	24.9%	31.6%	25.8%	33.7%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	91.9%	89.4%	91.5%	124.4%	96.5%	90.3%	95.5%	109.9%

NOTE: Loss and loss adjustment expenses for the six months ended June 30, 2018 included $20,552 of favorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $11,423 of favorable development in the A&H segment, versus $2,216 of unfavorable development in the P&C segment, and $12,844 of favorable development in the A&H segment for the six months ended June 30, 2017.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$835,929	$183,683	$1,019,612	$75,057	$886,363	$171,131	$1,057,494	$67,869
Less: Loss and loss adjustment expense	540,216	88,434	628,650	41,678	591,844	85,530	677,374	33,820
Less: Ceding commission income	41,720	262	41,982	13,426	3,128	271	3,399	18,109
Less: Service and fee income	105,167	42,941	148,108	445	94,519	43,043	137,562	1,494
Operating expense	148,826	52,046	200,872	19,508	196,872	42,287	239,159	14,446
Net earned premium	$734,934	$156,169	$891,103	$51,803	$804,643	$134,852	$939,495	$42,256
Operating expense ratio (Non-GAAP)	20.3%	33.3%	22.5%	37.7%	24.5%	31.4%	25.5%	34.2%

Total underwriting expenses	$835,929	$183,683	$1,019,612	$75,057	$886,363	$171,131	$1,057,494	$67,869
Less: Loss and loss adjustment expense	540,216	88,434	628,650	41,678	591,844	85,530	677,374	33,820
Less: Ceding commission income	41,720	262	41,982	13,426	3,128	271	3,399	18,109
Less: Service and fee income	105,167	42,941	148,108	445	94,519	43,043	137,562	1,494
Less: Non-cash amortization of intangible assets	6,179	2,038	8,217	(26)	10,278	1,412	11,690	(91)
Operating expense before amortization and impairment	142,647	50,008	192,655	19,534	186,594	40,875	227,469	14,537
Net earned premium	$734,934	$156,169	$891,103	$51,803	$804,643	$134,852	$939,495	$42,256
Operating expense ratio before amortization and impairment (Non-GAAP)	19.4%	32.0%	21.6%	37.7%	23.2%	30.3%	24.2%	34.4%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,624,971	$369,177	$1,994,148	$149,486	$1,733,617	$317,217	$2,050,834	$135,252
Less: Loss and loss adjustment expense	1,038,573	179,712	1,218,285	86,209	1,113,178	154,913	1,268,091	61,920
Less: Ceding commission income	74,420	520	74,940	24,936	5,588	558	6,146	35,356
Less: Service and fee income	214,740	88,128	302,868	2,891	198,109	75,316	273,425	3,574
Operating expense	297,238	100,817	398,055	35,450	416,742	86,430	503,172	34,402
Net earned premium	$1,440,541	$310,045	$1,750,586	$97,858	$1,555,170	$263,778	$1,818,948	$81,288
Operating expense ratio (Non-GAAP)	20.6%	32.5%	22.7%	36.2%	26.8%	32.8%	27.7%	42.3%

Total underwriting expenses	$1,624,971	$369,177	$1,994,148	$149,486	$1,733,617	$317,217	$2,050,834	$135,252
Less: Loss and loss adjustment expense	1,038,573	179,712	1,218,285	86,209	1,113,178	154,913	1,268,091	61,920
Less: Ceding commission income	74,420	520	74,940	24,936	5,588	558	6,146	35,356
Less: Service and fee income	214,740	88,128	302,868	2,891	198,109	75,316	273,425	3,574
Less: Non-cash amortization of intangible assets	11,579	3,558	15,137	(53)	30,012	3,015	33,027	6,978
Operating expense before amortization and impairment	285,659	97,259	382,918	35,503	386,730	83,415	470,145	27,424
Net earned premium	$1,440,541	$310,045	$1,750,586	$97,858	$1,555,170	$263,778	$1,818,948	$81,288
Operating expense ratio before amortization and impairment (Non-GAAP)	19.8%	31.4%	21.9%	36.3%	24.9%	31.6%	25.8%	33.7%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$632,225	$514,990	22.8%	$485,724	$471,372	3.0%	$486,438	$495,225	(1.8)%
Homeowners	190,706	151,984	25.5%	50,304	131,926	(61.9)%	79,658	110,570	(28.0)%
RV/Packaged	59,999	52,598	14.1%	59,118	52,190	13.3%	48,993	43,314	13.1%
Small Business Auto	84,986	80,890	5.1%	63,432	72,864	(12.9)%	60,104	70,324	(14.5)%
Lender-placed insurance	80,599	90,374	(10.8)%	14,887	86,525	(82.8)%	53,694	79,201	(32.2)%
Other	17,117	13,742	24.6%	10,404	7,631	36.3%	6,047	6,009	0.6%
Property & Casualty	1,065,632	904,578	17.8%	683,869	822,508	(16.9)%	734,934	804,643	(8.7)%

Accident & Health	156,836	130,974	19.7%	139,258	118,249	17.8%	156,169	134,852	15.8%
Total National General	$1,222,468	$1,035,552	18.0%	$823,127	$940,757	(12.5)%	$891,103	$939,495	(5.2)%

Reciprocal Exchanges
Personal Auto	$42,065	$35,221	19.4%	$14,520	$21,601	(32.8)%	$12,462	$17,239	(27.7)%
Homeowners	74,895	63,049	18.8%	52,016	29,174	78.3%	39,109	24,613	58.9%
Other	1,021	887	15.1%	312	468	(33.3)%	232	404	(42.6)%
Reciprocal Exchanges	$117,981	$99,157	19.0%	$66,848	$51,243	30.5%	$51,803	$42,256	22.6%

Consolidated Total (A)	$1,340,449	$1,133,909	18.2%	$889,975	$992,000	(10.3)%	$942,906	$981,751	(4.0)%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(287) in Personal Auto and $(513) in Homeowners Gross Written Premium in 2017, respectively.

Premiums by Business Line
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$1,357,437	$1,162,171	16.8%	$1,039,721	$1,068,251	(2.7)%	$940,654	$949,640	(0.9)%
Homeowners	331,993	266,709	24.5%	142,900	236,471	(39.6)%	161,853	214,699	(24.6)%
RV/Packaged	109,463	97,352	12.4%	108,307	96,709	12.0%	94,682	83,964	12.8%
Small Business Auto	171,230	167,266	2.4%	128,159	152,072	(15.7)%	118,666	133,565	(11.2)%
Lender-placed insurance	165,533	166,644	(0.7)%	78,101	159,357	(51.0)%	114,163	162,942	(29.9)%
Other	33,242	24,449	36.0%	19,393	11,886	63.2%	10,523	10,360	1.6%
Property & Casualty	2,168,898	1,884,591	15.1%	1,516,581	1,724,746	(12.1)%	1,440,541	1,555,170	(7.4)%

Accident & Health	390,612	322,929	21.0%	362,611	299,363	21.1%	310,045	263,778	17.5%
Total National General	$2,559,510	$2,207,520	15.9%	$1,879,192	$2,024,109	(7.2)%	$1,750,586	$1,818,948	(3.8)%

Reciprocal Exchanges
Personal Auto	$76,362	$63,380	20.5%	$28,015	$38,707	(27.6)%	$25,459	$33,356	(23.7)%
Homeowners	137,416	116,376	18.1%	88,824	53,390	66.4%	71,880	47,151	52.4%
Other	1,892	1,617	17.0%	587	847	(30.7)%	519	781	(33.5)%
Reciprocal Exchanges	$215,670	$181,373	18.9%	$117,426	$92,944	26.3%	$97,858	$81,288	20.4%

Consolidated Total (A)	$2,773,579	$2,387,292	16.2%	$1,996,618	$2,117,053	(5.7)%	$1,848,444	$1,900,236	(2.7)%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively, and $(564) in Personal Auto and $(1,037) in Homeowners Gross Written Premium in 2017, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, bargain purchase gains, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Total investments includes $233,092 and $347,548 in related parties at June 30, 2018 and December 31, 2017, respectively.
(3) Reinsurance activity includes $9,891 and $15,688 from related parties at June 30, 2018 and December 31, 2017, respectively.
(4) Other includes $2,348 and $2,334 from related parties at June 30, 2018 and December 31, 2017, respectively.
(5) Accounts payable and accrued expenses includes $72,415 and $140,057 to related parties at June 30, 2018 and December 31, 2017, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 107,057,771 shares - June 30, 2018; authorized 150,000,000 shares, issued and outstanding 106,697,648 shares - December 31, 2017.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - June 30, 2018; authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2017.
(8) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(10) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(12) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(13) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Combined ratio excluding losses from various Q2’18 weather-related events, and is calculated by taking the combined ratio as defined in Note 13, and adjusting it to exclude the total net losses of $20.5 million from these events. The company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

	Q2’18 Combined Ratio	Impact of Q2’18 Weather-related Events	Q2’18 Combined Ratio Excluding Weather-related Events
P&C Segment	92.9%	2.8%	90.1%

Overall NGHC	92.1%	2.3%	89.8%

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com